Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors of Millipore Corporation, hereby severally constitute Martin D. Madaus, Charles F. Wagner, Jr. and Jeffrey Rudin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, each of the Registration Statements (as defined below) and any and all amendments to any said Registration Statements (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millipore Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statements and any and all amendments thereto. “Registration Statements” shall mean, collectively, the Registration Statements filed by Millipore Corporation on Form S-3 (File Nos. 2-84252, 33-9706, 33-20792, 33-22196, 33-47213, 33-23025 and 333-80781), the Registration Statements filed by Millipore Corporation on Form S-4 (File Nos. 33-48960 and 33-58117), the Registration Statements filed by Millipore Corporation on Form S-8 (File Nos. 2-72124, 2-85698, 2-91432, 2-97280, 33-11790, 33-37319, 33-37323, 33-55613, 33-59005 and 333-10801) and the Registration Statement to be filed by Millipore Corporation on Form S-8 covering the shares of Millipore Corporation common stock issuable under its 1999 Stock Incentive Plan and 2008 Stock Incentive Plan.

Witness our hands on the date set forth below.

Signature	Title	Date

s/ Martin D. Madaus Martin D. Madaus	Director	August 7, 2008

s/ Daniel Bellus Daniel Bellus	Director	August 7, 2008

s/ Robert C. Bishop Robert C. Bishop	Director	August 7, 2008

s/ Melvin D. Booth Melvin D. Booth	Director	August 7, 2008

s/ Rolf A. Classon Rolf A. Classon	Director	August 7, 2008

s/ Maureen A. Hendricks Maureen A. Hendricks	Director	August 7, 2008

s/ Mark Hoffman Mark Hoffman	Director	August 7, 2008

s/ John F. Reno John F. Reno	Director	August 7, 2008

s/ Edward M. Scolnick Edward M. Scolnick	Director	August 7, 2008

s/ Karen E. Welke Karen E. Welke	Director	August 7, 2008